UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2006

NitroMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Spring Street Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2006, the independent members of the Board of Directors (the “Independent Directors”) of NitroMed, Inc. (“NitroMed”) adopted the 2006 bonus plan (the “2006 Bonus Plan”) for its executive officers (collectively, the “Executives”). The 2006 Bonus Plan provides for a one-time cash bonus payable during the first quarter of 2007, the amount of such bonus to be determined based upon the achievement of certain pre-determined performance objectives established by the Compensation Committee of the Board of Directors, including specified weighted objectives with respect to BiDil sales targets, expenses controls, business development initiatives and specified product development objectives. The Independent Directors also established the target bonus amounts for Executives, with the Chief Executive Officer’s target bonus being equal to 45% of his 2006 base salary and the other Executives’ target bonuses each being equal to 35% of such Executive’s 2006 base salary. The names of the Executives eligible to receive payments under the 2006 Bonus Plan are set forth on Exhibit 10.1 to this Current Report on Form 8-K, which Exhibit 10.1 is more fully described in the next paragraph.

On January 19, 2006, after considering information on total compensation for each of the Executives of NitroMed, the Compensation Committee of the Board of Directors established (i) bonus payments for services rendered by each of the Executives during 2005 (the “2005 Bonus Payments”) and (ii) base salaries for each of the Executives for 2006, effective as of January 1, 2006 (the “2006 Base Salaries”). The terms of the 2005 Bonus Payments and the 2006 Base Salaries are attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                                      Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: March 13, 2006	By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, J.D., M.D. Chief Financial Officer, Chief Business Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Compensation of Executive Officers of the Company.